Exhibit (j)(5) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

KPMG LLP

Two Financial Center 60 South Street

Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of

Federated Municipal Securities Income Trust:

We consent to the use of our reports, dated October 23, 2017, with respect to the financial statements of Federated Michigan Intermediate Municipal Trust, Federated Municipal High Yield Advantage Fund, Federated New York Municipal Income Fund, Federated Ohio Municipal Income Fund, and Federated Pennsylvania Municipal Income Fund, each a portfolio of Federated Municipal Securities Income Trust, as of August 31, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the statements of additional information.

Boston, Massachusetts October 23, 2017

KPMG LLP is a Delaware limited liability partnership and the U.S. member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.